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                                                                      Exhibit 15

                  ACKNOWLEDGMENT LETTER OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We are aware of the incorporation by reference in the Registration Statement (Form S-8) of KeyCorp pertaining to the KeyCorp Directors' Deferred Share Plan of our report dated April 14, 2003 relating to the unaudited condensed consolidated interim financial statements of KeyCorp that are included in its Form 10-Q for the quarter ended March 31, 2003.

                                                           /s/ Ernst & Young LLP

Cleveland, Ohio
July 14, 2003